                                                                      Exhibit 21

NAME OF SUBSIDIARY:                                             STATE/COUNTRY OF
                                                                INCORPORATION:
Actuant Finance Corp. (inactive)                                Wisconsin

Actuant Receivables Corporation                                 Nevada

DCW Holding, Inc.                                               Oklahoma

     Del City Wire Co., Inc.                                    Oklahoma

          American Terminal Co. (Inactive)                      Oklahoma

GB Tools and Supplies, Inc.                                     Wisconsin

     New England Controls, Inc.                                 Connecticut

     Calterm Taiwan, Inc.                                       Nevada

          Calterm Taiwan, Inc. (Branch)                         Taiwan

     Grupo Industrial Baja Tec S.A. de C.V.                     Mexico

     AIC (Hong Kong) Ltd.                                       Hong Kong

Applied Power Investments II, Inc.                              Nevada

Columbus Manufacturing, LLC                                     Wisconsin

Engineered Solutions L.P.                                       Indiana L.P.

Versa Technologies, Inc.                                        Delaware

     VT Holdings, Inc.                                          Nevada

          Milwaukee Cylinder Company, Inc. (Inactive)           Wisconsin

          Versa Medical Technologies, Inc. (Inactive)           Wisconsin

          Actuant Investments, Inc.                             Nevada

          Nielsen Hardware Corporation                          Connecticut

          VT Holdings II, Inc.                                  Nevada

Applied Power International Ltd.                                  Nevada

     Applied Power Asia Pte. Ltd.                                 Singapore

          Applied Power Hytec Sdn Bhd                             Malaysia

Enerpac Asia Pte. Ltd.                                            Singapore

     Enerpac Hydraulic Technology (India) Pvt. Ltd.               India

Bangor Products Corp. (Inactive)                                  Pennsylvania

Baraboo Equipment Corporation (Inactive)                          Wisconsin

Enerpac Corp. (Inactive)                                          Wisconsin

Setchell Carlson Inc.                                             Minnesota

Applied Power Japan Ltd.                                          Japan

Applied Power International S.A.                                  Switzerland

     Enerpac B.V.                                                 Netherlands

     Applied Power International S.A. (branch)                    Spain

     Pertesco Ltd. (Inactive)                                     UK

Applied Power Italiana S.p.A.                                     Italy

Applied Power Export Corp.                                        Barbados

Power Packer Espana S.A.                                          Spain

Applied Power (Mexico) S. de R.L. de C.V.                         Mexico

Actuant European S.a.r.L.                                         Luxembourg

     Applied Power Europe S.A.                                    France

          Enerpac S.A.                                            France

          Power Packer France S.A.                                France

          Applied Power International S.A.                        France

     Applied Power Europa B.V.                                    Netherlands

          Ergun Kriko San, A.A.                                   Turkey

          Power Packer Europa B.V.                                Netherlands

          Apitech Europa B.V. (Inactive)                          Netherlands

          Power Packer do Brazil Limitada                         Brazil

          Enerpac Limited                                         UK

Applied Power Australia Limited                                   Australia

Actuant International Corporation                                 Cayman Islands

Applied Power Korea Ltd.                                          South Korea

Applied Power China Ltd.                                          Free Trade Zone

Actuant Canada Corporation                                        Canada (Ontario)

     Enerpac Canada Ltd.                                          Canada (New Brunswick)

     Enerpac Canada L.P.                                          Canadian Limited Partnership

     AP International Corp.                                       Barbados

Applied Power do Brasil Equipamentos Ltda. (Inactive)             Brazil

Applied Power Holding GmbH                                        Germany

     Applied Power Distribution GmbH                              Germany

     Applied Power GmbH                                           Germany

          Applied Power Moscow                                    Russia